                                                                   Exhibit 10(a)

                SECOND AMENDMENT TO GULFSIDE CASINO PARTNERSHIP,
                       A MISSISSIPPI GENERAL PARTNERSHIP,
                         GENERAL PARTNERSHIP AGREEMENT


                 THIS SECOND AMENDMENT TO THE GENERAL PARTNERSHIP AGREEMENT (the "Second Amendment") is made and entered into as of the 9th day of December, 1994, by and between GULFSIDE CASINO, INC., a Mississippi corporation ("Gulfside"), and PATRICIAN, INC., a Nevada corporation ("Patrician"), with respect to the following:


                                    RECITALS

                 A. Gulfside and Patrician are the general partners pursuant to that certain Agreement of Partnership for Gulfside Casino Partnership, a Mississippi general partnership (the "Partnership"), dated December 31, 1992, as amended (collectively the "Partnership Agreement").

                 B.       This Second Amendment is made pursuant to Section
13.1 of the Partnership Agreement.


                                   AGREEMENT

                 IN CONSIDERATION of the foregoing recitals and the mutual promises and covenants contained herein, the Partners agree as follows:

                 1. The following Sections of the Partnership Agreement, in their entireties, are hereby deleted and no longer shall have any force or effect; Sections 7.1, 8.6, 9.7, 9.8, 10.3, 11.4, 12.1(b) and 13.2.

                 2. Article VI hereby is deleted in its entirety and the following is a new Article VI of the Partnership Agreement.

                                  "If the Board determines at any time that
                          additional capital contributions (the "Additional Capital Contributions") are required to fund Partnership operations, then it shall give written notice (the "Call Notice") of such determination to the Partners. The Call Notice shall include the total amount of Additional Capital Contributions needed, each Partner's pro rata Additional Capital Contribution (based on each Partner's relative Percentage Interest in the Partnership) and the date upon which each Partner is required to make its pro rata Additional Capital Contribution (which date shall not be earlier than ten (10) days following delivery of the Call Notice). Each Partner shall then be obligated to make its pro rata Additional Capital Contribution pursuant to, and within the time provided in, the Call Notice.

                                  If any Partner ("Non-Contributing Partner")
                          fails to make its pro rata Additional Capital Contribution (the "Defaulted Amount") pursuant to this Article VI within the time provided therefor in the Call Notice, then the Partners other than the Non-Contributing Partner (each, a "Contributing Partner") may in each such event elect (if such Contributing Partner has made its pro rata Additional Capital Contribution) to contribute some or all of the Defaulted Amount. If more than one Contributing Partner elects to contribute some or all of the Defaulted Amount, and the aggregate amount of such elections exceeds the amount of the Defaulted Amount, then the Board shall, in its reasonable discretion, determine a fair method of allocation among such Contributing Partners.

                                  The Percentage Interest of any
                          Non-Contributing Partner shall be adjusted to equal a percentage, stated as a fraction, the numerator of which shall equal the then-aggregate Capital Contributions made by the Non-Contributing Partner prior to the Call Notice, and the denominator of which shall equal the sum of the aggregate Capital Contributions made by all Partners (including the Additional Capital Contributions and any portion of the Defaulted Amount contributed by the Contributing Partners). The Percentage Interest of each Contributing Partner shall be adjusted to equal a percentage, stated as a fraction, the numerator of which shall equal the aggregate Capital Contributions made by the Contributing Partner (including the Additional Capital Contributions and any portion of the Defaulted Amount contributed by such Contributing Partner), and the denominator of which shall equal the sum of the aggregate Capital Contributions made by all Partners (including the Additional Capital Contributions and any portion of the Defaulted Amount contributed by all Contributing Partners).

                                  Each Partner hereby acknowledges that the
                          contribution of Additional Capital Contributions may be critical to the business of the Partnership; that the interests of the other Partners may be at risk by reason of the failure of any Non-Contributing Partner to make its pro rata Additional Capital Contribution; that the precise extent of the risk, damage and loss to the other Partners resulting from such failure is impossible to foresee or predict at this time, but that such risk, damage and loss may imperil the assets and business of the Partnership; and that in view of the serious consequences that could arise from any Partner's failure in making such Additional Capital Contributions, the provisions of this Article VI are reasonable."

                 3. Section 8.2 hereby is deleted in its entirety and the following is a new Section 8.2 of the Partnership Agreement.

                                  "8.2 Composition and Voting.  The Board shall
                          be composed of three (3) members. Gulfside (or any Person acquiring all of the interest of Gulfside hereunder at the time of Transfer pursuant to the terms hereof) shall designate one (1) member of the Board and Patrician (or any Person acquiring all of the interest of Patrician hereunder at the time of Transfer pursuant to the terms hereof) shall designate two (2) members of the Board. Each Board member shall serve on the Board at the discretion and pleasure of the Partner entitled to designate such Board member and may be replaced by such Partner at any time upon written notice delivered to the other Partner or any member of the Board appointed by such other Partner. The affirmative vote of two (2) Board members shall be necessary to approve any matter so as to constitute an action of the Partnership, binding upon all Partners."

                 4. With regard to Section 8.4, the Partners hereby agree to have annual, rather than quarterly meetings, and agree that a quorum for Board meetings shall be two (2) members attending in person or by proxy. The Partners further agree that the last sentence of Section 8.4 hereby is deleted in its entirety.

                 5. Section 9.2 hereby is deleted in its entirety and the following is a new Section 9.2 of the Partnership Agreement.

                                  "9.2 - Construction Management.  Patrician
                          shall be the Construction Manager unless the Board determines otherwise. Gulfside shall have the right to review and comment on Construction Management."

                 6. Section 9.5 hereby is deleted in its entirety and the following is a new Section 9.5 of the Partnership Agreement.

                                  "Finance, audit and tax matters shall be
                          administered by Patrician. Gulfside shall have the right to review and comment on such finance, audit and tax matters. The books and records of the Partnership shall be maintained in Mississippi to the extent required by any legal or regulatory requirement."

                 7. With regard to Section 10.2.1, the Partners hereby agree that the Board may agree that Partner Loans shall have a maximum term in excess of three (3) years.

                 8. Section 10.2.5 hereby is deleted in its entirety and the following is a new Section 10.2.5 of the Partnership Agreement.

                                  "10.2.5 Final Partner Start-up Loans.  In the
                          event Partner Loans in excess of the Fifteen Million Dollars ($15,000,000) are necessary to commence or continue operations of the casino, as determined by the Board, the Partners agree that Partner Loans in excess of said Fifteen Million Dollars ($15,000,000) (the "Final Partner Start-up Loans") shall be made as follows:

                                  1.       For up to $21,500,000 in Partner
                                           Loans:

                                           Patrician  -  $5,978,156.83

                                           Gulfside  -  $521,843.17 (see
                                           Section 10.2.7) and;

                                  2.       For Partner Loan amounts greater
                                           than $21,500,000.00, each Partner
                                           shall contribute its proportionate
                                           share equal to such Partner's
                                           Percentage Interest."

                 9. Section 10.2.6 hereby is deleted in its entirety and the following are new Sections 10.2.6 and 10.2.7 of the Partnership Agreement.

                                  "10.2.6 Priority of Repayment of Partner
                          Loans. The principal and interest on the Partner Loans will be repaid in full in the following order of repayment:

                                  1.       first, interest on all outstanding
                                           Partner Loans;

                                  2.       second, proportionate and pro rata
                                           repayments to Gulfside and Patrician
                                           for their respective Final Partner
                                           Start-up Loans made pursuant to
                                           Subsection 10.2.5 herein;

                                  3. third, one hundred percent (100%) to Patrician for its Patrician
                                           Additional Partner Loan(s) to the
                                           extent made pursuant to Subsection
                                           10.2.4 herein;

                                  4.       fourth, equally (one-half each) to
                                           Gulfside and Patrician for their
                                           respective Additional Partner Loans,
                                           to the extent made pursuant to
                                           Subsection 10.2.3 herein; and

                                  5.       fifth, twenty percent (20%) to
                                           Gulfside and eighty percent (80%) to
                                           Patrician for their respective
                                           Initial Loans pursuant to Subsection
                                           10.2.2 herein."

                                  10.2.7 With regard to the Initial Loans
                          described in Section 10.2.2, the Additional Partner Loans described in Section 10.2.3 and the Additional Partner Loans described in Section 10.2.5, these loans to date in the total amount of $3,521,843.17, which were to be made by

                          Gulfside, in fact were made by others, and those loans now are held by Sands and shall be repaid to Sands on the same basis provided in the Partnership Agreement for payment to Gulfside."

                 10. Section 11.1 hereby is deleted in its entirety and the following is a new Section 11.1 of the Partnership Agreement.

                                  "11.1 Generally.  Except as specifically set
                          forth in Article XI hereof or as hereafter agreed between the Partners, neither Partner shall engage in, or cause or permit, any Transfer of all or any portion of its interest in the Partnership, or its rights with respect thereto or under this Agreement, other than to an entity wholly-owned directly or indirectly by Sands. Any breach of this Section shall be deemed a withdrawal in violation of this Agreement pursuant to Section 10.5. Neither Partner shall engage in, cause or permit any Transfer of its Partnership interest unless the Transfer is approved by all appropriate and necessary governmental and regulatory bodies. The Transfer limitation of this
                          Article XI shall be construed to include Transfer of a majority shareholder interest or other majority ownership interest in either Gulfside or Sands, provided however, the Transfer limitations contained herein shall not be construed to limit the Transfer of any shares or other ownership interest in either Gulfside or Sands which in the aggregate are less than a change of a majority interest. Patrician shall continue to be one hundred percent (100%) owned by Sands or another Person one hundred percent (100%) owned by Sands. The Partners hereby agree and consent to the Transfer by Patrician of whatever portion of Patrician's interest in the Partnership that Patrician may elect to Transfer to Artemis, Inc., a Nevada corporation, and all rights, obligations and requirements of the Partnership Agreement, including, without limitation Article XI, are waived and relinquished, including any right to declare a withdrawal in violation of the Partnership Agreement. "

                 11. With regard to Section 13.5, the Partners hereby agree that any Demand for Arbitration shall be filed with the American Arbitration Association's office in New Orleans, Louisiana and that the location for said arbitration shall be New Orleans, Louisiana. The Partners further agree that the arbitration shall be conducted by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and that the third paragraph of Section 13.5 hereby is deleted in its entirety.

                 12. The Partners acknowledge and agree that the Partnership Agreement, as hereby amended, remains in full force and effect in accordance with its terms. In the event of any conflict between the terms of the Partnership Agreement and this Second Amendment, the provisions of this Second Amendment shall control.

                 IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to the Partnership Agreement as of the day and year first above written.

PATRICIAN, INC.                                    GULFSIDE CASINO, INC.
a Nevada corporation                               a Mississippi corporation


By: ______________________                         By: ______________________
    David R. Wood                                      David R. Wood
    Title:  Vice President                             Title:  Vice President



STATE OF NEVADA    )
                   ) ss:
COUNTY OF WASHOE   )


                 On the 9th day of December, 1994, personally appeared before me DAVID R. WOOD, personally known to me to be the Vice President of PATRICIAN, INC., one of the above-named corporations, whose name is subscribed to the above instrument, who acknowledged that he executed the above instrument on behalf of said corporation.


                                           __________________________________
                                                      Notary Public


STATE OF NEVADA    )
                   ) ss:
COUNTY OF WASHOE   )


                 On the 9th day of December, 1994, personally appeared before me DAVID R. WOOD, personally known to me to be the Vice President of GULFSIDE CASINO, INC., one of the above-named corporations, whose name is subscribed to the above instrument, who acknowledged that he executed the above instrument on behalf of said corporation.


                                           __________________________________
                                                      Notary Public